Calculation of Filing Fee Tables
S-8
Willdan Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share, reserved for future issuance pursuant to the Registrant's Amended and Restated 2008 Performance Incentive Plan	Other	380,000	$ 82.44	$ 31,327,200.00	0.0001381	$ 4,326.29
Total Offering Amounts:						$ 31,327,200.00		$ 4,326.29
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,326.29
Offering Note
[1]	Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $82.44 per share, which is the average of the high and low selling prices per share of the common stock, par value $0.01 per share, (the "Common Stock") of Willdan Group, Inc. (the "Registrant") on June 23, 2026 as reported on the Nasdaq Global Market. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock, including options and other rights to purchase or acquire the shares of Common Stock, that become issuable under the Registrant's Amended and Restated 2008 Performance Incentive Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Common Stock, as applicable.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources